Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3, as amended, of our report dated January 22, 1997 (except for Note 9, which is as of March 7, 1997), which appears on page 36 of P-Com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP

San Jose, California
      July 31, 1997